Hoffman & Brobst, PLLP
Certified Public Accountants

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Juhl Wind, Inc.

We consent to the use of our report dated March 13, 2012 relating to the financial statements as of and for the period ended December 31, 2010 of Valley View Transmission, LLC in this Current Report on Form 8-K of Juhl Wind, Inc.

Hoffman & Brobst, PLLP

Hoffman & Brobst, PLLP
April 20, 2012

903 East College Drive
P. O. Box 548
Marshall, MN 56258
www.hoffmanbrobst.com
507 532-5735
FAX 507 537-0696